EXHIBIT 23.1

McNair, McLemore, Middlebrooks & Co., LLP

389 Mulberry Street

Macon, Georgia 31202

(478) 746-6277

Security Bank Corporation

4219 Forsyth Road

Macon, Georgia 31210

Re:    Consent of Independent Certified Public Accountants

Ladies and Gentlemen:

We hereby consent to the use of our report, dated January 23, 2004, included or incorporated by reference in this Amendment No. 1 to the Registration Statement on Form S-3 of Security Bank Corporation and to the reference to us under the heading “Experts” in the Prospectus included in such Registration Statement, as amended.

/s/ McNair, McLemore, Middlebrooks & Co., LLP

Macon, Georgia

April 13, 2004